As filed with the Securities and Exchange Commission on August 26, 2003
Registration No. 333-107719

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	2836	77-0436313

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Genitope Corporation

525 Penobscot Drive
Redwood City, CA 94063
(650) 482-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dan W. Denney, Jr., Ph.D.

Chairman and Chief Executive Officer
Genitope Corporation
525 Penobscot Drive
Redwood City, CA 94063
(650) 482-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones, Esq. Suzanne Sawochka Hooper, Esq. Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 (650) 843-5000	Bruce Mann, Esq. Harrison S. Clay, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105-2482 (415) 268-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

Explanatory Note

      This Amendment No. 1 is being filed solely for the purpose of filing Exhibits 10.1, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.14, 10.15, 10.17 and 23.1. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

      (a)     Exhibits

Number		Description

1	.1*	Form of Underwriting Agreement.
3.1		Form of Amended and Restated Certificate of Incorporation to be filed upon completion of this offering. (3)
3.2		Form of Amended and Restated Bylaws to be filed upon completion of this offering. (3)
4.1		Reference is made to Exhibits 3.1 and 3.2.
4	.2*	Form of Specimen Stock Certificate.
4	.3*	Fifth Amended and Restated Investors’ Rights Agreement, dated , 2003 by and among Registrant and certain investors named therein.
4.4		Warrant, dated July 19, 1999, between the Registrant and Silicon Valley Bank. (3)
4	.5*	Form of Series F Warrant, dated , between the Registrant and Stanford C. Finney.
5	.1*	Opinion of Cooley Godward LLP regarding legality of the securities being registered.
10.1		Form of Indemnity Agreement entered into by Registrant with each of its directors and certain executive officers.
10.2		Employment Agreement, dated January 21, 2002, between the Registrant and Fred Kurland. (3)
10.3		1996 Stock Option Plan and form of related agreements. (3)
10	.4*	2003 Equity Incentive Plan and Form of Stock Option Agreement under the 2003 Equity Incentive Plan.
10	.5*	2003 Non-Employee Directors’ Stock Option Plan and Form of Nonstatutory Stock Option Agreement under the 2003 Non-Employee Directors’ Stock Option Plan.
10	.6*	2003 Employee Stock Purchase Plan and Form of 2003 Employee Stock Purchase Plan Offering.
10.7		Sublease, dated August 3, 1999, between Regen Biologics, Inc. and the Registrant.
10.8		Second Amendment to Sublease, dated October 1, 2000, between Regen Biologics, Inc. and the Registrant.
10.9		Third Amendment to Sublease, dated May 16, 2003, between Regen Biologics, Inc. and the Registrant.
10.10		Lease, dated April 10, 1996, between Metropolitan Life Insurance Company and Regen Biologics, Inc.
10.11		Sublease, dated July 7, 2001, between Openwave Systems, Inc. and the Registrant.
10.12		First Amendment to Sublease, dated January 1, 2003, between Openwave Systems, Inc. and the Registrant.
10.13		Lease, dated January 21, 2000, between Phone.com, Inc. and Metropolitan Life Insurance Company. (1)
10.14		Sublease, dated as of June 22, 1997, between Genelabs Technologies, Inc. and the Registrant.
10.15		Fourth Amendment to Sublease Agreement, dated November 1, 2002, between Genelabs Technologies, Inc. and the Registrant.
10.16		Industrial Net Lease, dated July 29, 1986, between Lincoln Property Company N.C., Inc. and Genelabs Technologies, Inc. (2)
10	.17†	Supply Agreement, dated December 9, 1998, between the Registrant and biosyn Arzneimittel GmbH, and Amendment to Supply Agreement, dated March 25, 2000.
23.1		Consent of PricewaterhouseCoopers LLP, independent accountants.
23	.2*	Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1		Power of Attorney. Reference is made to the signature page included with the initial filing of the registration statement Form S-1 with the SEC on August 6, 2003. (3)

* To be filed by amendment.

† Confidential treatment requested.

(1) Incorporated by reference to exhibits to Phone.com, Inc.’s annual report on Form 10-K for the year ended June 30, 2000 (Commission File No. 000-25687).

(2) Incorporated by reference to exhibits to Genelabs Technologies, Inc.’s Registration Statement on Form S-1.

(3) Previously filed.

      (b)     Financial Statement Schedules

      No financial statement schedules are provided because the information called for is not required or is shown either in the consolidated financial statements or the notes thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Genitope Corporation has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 26th day of August, 2003.

GENITOPE CORPORATION

By:	/s/ DAN W. DENNEY JR.

Dan W. Denney Jr.
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAN W. DENNEY JR. Dan W. Denney Jr.	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	August 26, 2003

* Fred Kurland	Chief Financial Officer (principal financial and accounting officer)	August 26, 2003

* Gregory Ennis	Director	August 26, 2003

* Stanford Finney	Director	August 26, 2003

* Gordon D. Denney	Director	August 26, 2003

* William A. Hasler	Director	August 26, 2003

* Nicholas J. Simon III	Director	August 26, 2003

* Pursuant to Power of Attorney

/s/ DAN W. DENNEY JR. Attorney-in-fact		August 26, 2003

EXHIBIT INDEX

Number		Description

1	.1*	Form of Underwriting Agreement.
3.1		Form of Amended and Restated Certificate of Incorporation to be filed upon completion of this offering. (3)
3.2		Form of Amended and Restated Bylaws to be filed upon completion of this offering. (3)
4.1		Reference is made to Exhibits 3.1 and 3.2.
4	.2*	Form of Specimen Stock Certificate.
4	.3*	Fifth Amended and Restated Investors’ Rights Agreement, dated , 2003 by and among Registrant and certain investors named therein.
4.4		Warrant, dated July 19, 1999, between the Registrant and Silicon Valley Bank. (3)
4	.5*	Form of Series F Warrant, dated , between the Registrant and Stanford C. Finney.
5	.1*	Opinion of Cooley Godward LLP regarding legality of the securities being registered.
10.1		Form of Indemnity Agreement entered into by Registrant with each of its directors and certain executive officers.
10.2		Employment Agreement, dated January 21, 2002, between the Registrant and Fred Kurland. (3)
10.3		1996 Stock Option Plan and form of related agreements. (3)
10	.4*	2003 Equity Incentive Plan and Form of Stock Option Agreement under the 2003 Equity Incentive Plan.
10	.5*	2003 Non-Employee Directors’ Stock Option Plan and Form of Nonstatutory Stock Option Agreement under the 2003 Non-Employee Directors’ Stock Option Plan.
10	.6*	2003 Employee Stock Purchase Plan and Form of 2003 Employee Stock Purchase Plan Offering.
10.7		Sublease, dated August 3, 1999, between Regen Biologics, Inc. and the Registrant.
10.8		Second Amendment to Sublease, dated October 1, 2000, between Regen Biologics, Inc. and the Registrant.
10.9		Third Amendment to Sublease, dated May 16, 2003, between Regen Biologics, Inc. and the Registrant.
10.10		Lease, dated April 10, 1996, between Metropolitan Life Insurance Company and Regen Biologics, Inc.
10.11		Sublease, dated July 7, 2001, between Openwave Systems, Inc. and the Registrant.
10.12		First Amendment to Sublease, dated January 1, 2003, between Openwave Systems, Inc. and the Registrant.
10.13		Lease, dated January 21, 2000, between Phone.com, Inc. and Metropolitan Life Insurance Company. (1)
10.14		Sublease, dated as of June 22, 1997, between Genelabs Technologies, Inc. and the Registrant.
10.15		Fourth Amendment to Sublease Agreement, dated November 1, 2002, between Genelabs Technologies, Inc. and the Registrant.
10.16		Industrial Net Lease, dated July 29, 1986, between Lincoln Property Company N.C., Inc. and Genelabs Technologies, Inc. (2)
10	.17†	Supply Agreement, dated December 9, 1998, between the Registrant and biosyn Arzneimittel GmbH, and Amendment to Supply Agreement, dated March 25, 2000.
23.1		Consent of PricewaterhouseCoopers LLP, independent accountants.
23	.2*	Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1		Power of Attorney. Reference is made to the signature page included with the initial filing of the registration statement on Form S-1 with the SEC on August 6, 2003. (3)

*     To be filed by amendment.

† Confidential treatment requested.

(1) Incorporated by reference to exhibits to Phone.com, Inc.’s annual report on Form 10-K for the year ended June 30, 2000 (Commission File No. 000-25687).

(2) Incorporated by reference to exhibits to Genelabs Technologies, Inc.’s Registration Statement on Form S-1.

(3) Previously filed.